Exhibit 10.42

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of October     , 2011, by and between (i) the following parties (collectively, the “Purchaser”): AP AG Portfolio LLC (the “Original Purchaser”), AP Adler DBP LLC (“DBP Purchaser”) and AP Adler Columbia Park LLC (“Columbia Park Purchaser,” and together with DBP Purchaser, the “Assignees”); and (ii) the following parties (each, a “Seller” and, collectively, the “Sellers”): WRIT Dulles I, LLC (the “DBP II Seller”), FR/Cal Columbia Park, LLC and Washington Real Estate Investment Trust.

RECITALS

A. The Sellers and Original Purchaser entered into that certain Purchase and Sale Agreement dated August 5, 2011 (the “Agreement”), pursuant to which the Sellers agreed to sell, and the Original Purchaser agreed to purchase, the Properties identified in the Agreement and described on Exhibit A-2 to the Agreement.

B. Original Purchaser assigned its rights under the Purchase Agreement to Assignees pursuant to that certain Assignment of Purchase Agreement dated September 6, 2011, but Original Purchaser remains liable for the obligations of the “Purchaser” under the Agreement.

C. The Agreement contemplates that the Purchaser will assume the Assumed Loan at Closing, and that the Closing will occur on November 1, 2011.

D. The Purchaser and the Sellers (collectively, the “Parties”) wish to amend certain terms and provisions of the Agreement, including certain terms and provisions relating to the Assumed Loan and the Closing Date.

NOW, THEREFORE, in consideration of the undertakings of each party set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound hereby, agree as follows:

1. Definitions. Each capitalized term used but not defined herein has the meaning set forth in the Agreement, except to the extent that such meaning is modified by the terms hereof (including as a result of Section 5(a) below).

2. Repayment of Assumed Loan.

(a) Purchaser and Sellers acknowledge that prepayment of the Assumed Loan requires 60-days prior written notice from the DBP II Seller (a “Prepayment Notice”), and that such Prepayment Notice has not yet been provided. As a result, the DBP II Lender is not contractually required to accept prepayment of the Assumed Loan on the October 10, 2011 Prepayment Date or the November 10, 2011 Prepayment Date. The DBP II Seller shall request that the DBP II Lender accept a prepayment of the Assumed Loan on either the October 10, 2011 Prepayment Date or the November 10, 2011 Prepayment Date. The Sellers shall not be in

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default under the Agreement or this Amendment if the DBP II Lender, for any reason, does not accept a prepayment of the Assumed Loan.

(b) If the DBP II Lender advises the DBP II Seller at any time that it will not accept prepayment on the October 10, 2011 Prepayment Date or the November 10, 2011 Prepayment Date, then the DBP II Seller shall promptly give the DBP II Lender a Prepayment Notice designating the next possible Prepayment Date in accordance with the 60-day notice requirement under the Assumed Loan Documents.

(c) As used herein, the terms “Prepayment Date” and “Prepayment Premium” have the meanings set forth in the Assumed Loan Documents. The term “Deed of Trust” shall mean the deed of trust securing the Assumed Loan.

3. Timing of Prepayment or Assumption.

(a) If the DBP II Seller has prepaid the Assumed Loan prior to November 1, 2011 and has Discharged the Deed of Trust or made arrangements for the Deed of Trust to be Discharged at Closing, then, notwithstanding any of the provisions of the Agreement to the contrary (including the provisions of Section 2.2.2, Section 4.2 and Section 5.1 of the Agreement):

(i) The Closing Date for all Properties shall be November 1, 2011 (or, if later, the first business day that is not fewer than ten (10) days after the date on which the DBP II Seller notifies the Purchaser of such prepayment);

(ii) The Purchaser shall not be obligated to assume the Assumed Loan (and, as a result, Section 4.2 of the Agreement shall be null and void);

(iii) The Purchase Price shall be increased from Sixty-Nine Million Six Hundred Eighty-Five Thousand Three Hundred Twenty-Four Dollars ($69,685,324.00) (as set forth in Section 2.2 of the Agreement) to Seventy Million Five Hundred Sixty Thousand Three Hundred Twenty-Four Dollars ($70,560,324.00); and

(iv) The Closing Payment (A) shall not be decreased by the amount outstanding under the Assumed Loan as set forth in clause (b) of Section 2.2 of the Agreement, and (B) shall not reflect any adjustment for interest payments pursuant to Section 5.5.11 of the Agreement.

(b) If the DBP II Seller prepays the Assumed Loan on the November 10, 2011 Prepayment Date and (in connection with the Closing) Discharges the Deed of Trust, then, notwithstanding any of the provisions of the Agreement to the contrary (including the provisions of Section 2.2.2, Section 4.2 and Section 5.1 of the Agreement):

(i) The Closing Date for all Properties shall be November 10, 2011 (or, if later, the first business day that is not fewer than ten (10) days after the date on which the DBP II Seller notifies the Purchaser of such prepayment);

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(ii) The Purchaser shall not be obligated to assume the Assumed Loan (and, as a result, Section 4.2 of the Agreement shall be null and void);

(iii) The Purchase Price shall equal the sum of (A) Sixty-Nine Million Six Hundred Eighty-Five Thousand Three Hundred Twenty-Four Dollars ($69,685,324.00) (as set forth in Section 2.2 of the Agreement) and (B) the amount of the Prepayment Penalty incurred in connection with the November 10, 2011 prepayment; and

(iv) The Closing Payment (A) shall not be decreased by the amount outstanding under the Assumed Loan as set forth in clause (b) of Section 2.2 of the Agreement, and (B) shall not reflect any adjustment for interest payments pursuant to Section 5.5.11 of the Agreement.

(c) If the DBP II Seller has not prepaid the Assumed Loan prior to November 1 (as contemplated by Section 3(a)) and if the DBP II Seller does not prepay the Assumed Loan on the November 10, 2011 Prepayment Date (as contemplated by Section 3(b)), then, notwithstanding any of the provisions of the Agreement to the contrary (including the provisions of Section 2.2.2, Section 4.2 and Section 5.1 of the Agreement):

(i) The Closing Date for all Properties shall be the earliest date on which the DBP II Lender accepts prepayment of the Assumed Loan (or, if later, the first business day that is not fewer than ten (10) days after the DBP II Seller notifies the Purchaser as to the date of such prepayment);

(ii) The Purchaser shall not be obligated to assume the Assumed Loan (and, as a result, Section 4.2 of the Agreement shall be null and void);

(iii) The Purchase Price shall be equal the sum of (A) Sixty-Nine Million Six Hundred Eighty-Five Thousand Three Hundred Twenty-Four Dollars ($69,685,324.00) (as set forth in Section 2.2 of the Agreement) and (B) the amount of the Prepayment Penalty incurred in connection with the prepayment of the Assumed Loan; and

(iv) The Closing Payment (A) shall not be decreased by the amount outstanding under the Assumed Loan as set forth in clause (b) of Section 2.2 of the Agreement, and (B) shall not reflect any adjustment for interest payments pursuant to Section 5.5.11 of the Agreement.

Although the DBP II Seller may prepay the Assumed Loan on a day other than a Prepayment Date if the DBP II Seller elects to do so and if the DBP II Lender agrees to accept prepayment on such date, the Sellers shall not be required to prepay the Assumed Loan on a date that is not a Prepayment Date.

4. Additional Default Payment.

In the event that (a) the DBP II Seller has prepaid the Assumed Loan as contemplated above and (b) a Purchaser Default occurs, then (in addition to, and not in lieu of, the right of the Sellers to terminate the Agreement and receive the Earnest Money Deposit pursuant to Section 9.1 of the Agreement) the Purchaser shall also reimburse the DBP II Seller for the Prepayment

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Penalty incurred by the DBP II Seller in connection with such prepayment.

The Purchaser shall not be obligated to add the Prepayment Penalty to the Earnest Money Deposit in connection with the prepayment of the Assumed Loan. Instead, the reimbursement obligation under this Section 4 shall be a general unsecured obligation of the Purchaser.

5. Miscellaneous Provisions.

(a) In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. The provisions of this Amendment are hereby incorporated into the Agreement as if set forth fully therein, whether or such provisions are designated above as amending or replacing any particular provision of the Agreement. All references to the Agreement in any of the Exhibits to the Agreement, or in any Closing documents, shall be deemed to refer to the Agreement as amended by this Amendment.

(b) This Amendment shall be binding upon and inure to the benefit of Seller, Purchaser, and their respective successors and assigns.

(c) This Amendment may be executed in counterparts. So long as such counterparts, taken together, contain the signatures of all Parties, such counterparts, taken together, shall have the same effect as a single fully-executed counterpart of this Amendment.

(d) An increase in the Purchase Price pursuant to Section 3(a)(iii), Section 3(b)(iii) or Section 3(c)(iii) above shall be allocated among the Properties pro rata in accordance with the Properties’ Allocated Shares set forth on Exhibit A-4 to the Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly-authorized representative as of the date first set forth above.

PURCHASER:

AP AG PORTFOLIO LLC, a Delaware limited liability company

By:	/s/ Howard Huang
Name:	Howard Huang
Title:	Authorized Representative

AP ADLER DBP LLC, a Delaware limited liability company

By:	/s/ Howard Huang
Name:	Howard Huang
Title:	Authorized Representative

AP ADLER COLUMBIA PARK LLC, a Delaware limited liability company

By:	/s/ Howard Huang
Name:	Howard Huang
Title:	Authorized Representative

[Signatures continue on the next page]

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SELLERS:

FR/CAL COLUMBIA PARK, LLC, a Delaware limited liability company

By:	Washington Real Estate Investment Trust,
a Maryland real estate investment trust,
its sole member

	By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

WASHINGTON REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust

By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

WRIT DULLES I, LLC, a Delaware limited liability company

By:	Washington Dulles Manager, Inc.,
a Delaware corporation,
its manager

	By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

Transaction V	Signature Page to First Amendment to Purchase and Sale Agreement